FOR IMMEDIATE RELEASE
June 19, 2017

TEGNA Announces Definitive Agreement to Sell CareerBuilder to Apollo Global Management affiliated-Funds and Ontario Teachers'
Investment will help human capital solutions leader continue to transform its business

McLEAN, VA – TEGNA Inc. (NYSE: TGNA) today announced it has entered into a definitive agreement, together with the other owners of CareerBuilder, a global leader in human capital solutions, to sell CareerBuilder to an investor group led by investments funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO), a leading global alternative investment manager, and the Ontario Teachers' Pension Plan Board. TEGNA's estimated cash proceeds from the sale are expected to be approximately $250 million, which will be used to retire existing debt and for other general corporate purposes.

As part of the agreement, TEGNA will remain an ongoing partner in CareerBuilder, reducing its current 53% controlling interest to 12.5% on a fully-diluted basis once the proposed transaction is complete. As a result, CareerBuilder will no longer be consolidated within TEGNA's reported operating results and will instead be reflected as an equity investment within TEGNA's financial statements.

The proposed transaction is subject to receipt of customary regulatory approvals and satisfaction of other conditions and is expected to close in the third quarter of 2017. TEGNA was advised by Morgan Stanley on the proposed transaction and was also assisted by Greenhill & Co. Wachtell, Lipton, Rosen & Katz acted as legal advisor.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 46 stations in 38 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and 32 million across its digital platforms. TEGNA has been consistently honored with the industry's top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and G/O Digital, a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

 Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements with respect to TEGNA's entry into a definitive agreement to sell CareerBuilder to funds affiliated with Apollo Global Management, LLC and the Ontario Teachers' Pension Plan Board. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the proposed transaction; risks associated with the disruption of management's attention from ongoing business operations due to the proposed transaction; the conditions to the completion of the transaction may not be satisfied on the anticipated terms and timing or at all, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; and the risk that financing intended to fund the proposed transaction may not be not obtained, or is obtained on terms other than those previously agreed to. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA's operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

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For media inquiries, contact:
Steve Kidera
Manager, Corporate Communications
703-873-6434
 skidera@TEGNA.com

For investor inquiries, contact:
Jeffrey Heinz
Vice President, Investor Relations
703-873-6917
 jheinz@TEGNA.com